UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2010

BE RESOURCES INC.
(Exact name of registrant as specified in its charter)

Colorado	000-53811	42-1737182
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

107 Hackney Circle
Elephant Butte, New Mexico 87935
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (575) 744-4014

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

     BE Resources Inc. (the “Company”) held its annual meeting of shareholders on June 7, 2010. At the annual meeting, David Q. Tognoni, Edward Godin and Robert Lufkin were elected to the Board of Directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified. The shareholders also ratified the appointment of McGovern, Hurley, Cunningham LLP as the Company’s independent accountants for the year ending December 31, 2010. Finally, the shareholders approved a proposal to amend and restate the Company’s Stock Option Plan to increase the maximum number of shares of common stock reserved for issuance under the Plan and to align the vesting conditions with the rules and policies of the TSX Venture Exchange. A summary and a complete copy of the Amended and Restated Stock Option Plan is included in the definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2010.

The final voting results on these matters were as follows:

1.	Election of Directors:

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
David Q. Tognoni	13,206,166	93,000	137,000
Edward Godin	13,206,166	93,000	137,000
Robert Lufkin	13,206,166	93,000	137,000

2.	Ratification of the appointment of McGovern, Hurley, Cunningham LLP as the Company’s independent accountants for the year ending December 31, 2010:

Votes in Favor	Votes Against	Votes Abstained
13,372,166	64,000	0

3.	Approval of the proposed Amended and Restated Stock Option Plan:

Votes in Favor	Votes Against	Votes Abstained	Broker Non-Votes
13,196,166	93,000	10,000	137,000

SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BE RESOURCES INC.

Date: June 10, 2010	By: /s/ Carmelo Marrelli
Carmelo Marrelli,
Chief Financial Officer